GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN

(Employee Form)

THIS NON-QUALIFIED STOCK OPTION AWARD AGREEMENT ("Award Agreement") is dated as of this 18th day of June, 2004, by and between Guardian Technologies International, Inc., a Delaware corporation (the “Company”), and _________________________________________ (the “Participant”).

1.

Grant of Award.  The Company hereby grants to the Participant on the date indicated above (the “Grant Date”) a non-qualified stock option (the “Option”) to purchase up to _________________ shares (the “Option Shares”) of the Company’s common stock, $.001 par value per share (the “Common Stock”), pursuant to the Company’s Amended and Restated 2003 Stock Incentive Plan (the “Plan”). The specific terms and conditions of the Option granted pursuant to this Agreement are set forth in the Plan, a copy of which is attached to this Agreement, the receipt of all of which the Participant hereby acknowledges.  This Option is intended to be a non-qualified stock option that does not receive special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended and regulations issued thereunder.

2.

Option Price Per Share.  The exercise price of the Option shall be $___________ per Option Share.  NOTICE: THE EXERCISE PRICE DOES NOT REFLECT THE FAIR MARKET VALUE OF THE STOCK. THE PARTICIPANT IS SOLELY RESPONSIBLE FOR SATISFYING ALL TAX OBLIGATIONS CREATED BY THE GRANT OF THIS OPTION, THE EXERCISE OF THE OPTION, AND THE SUBSEQUENT DISPOSITION OF THE OPTION SHARES.

3.

Vesting; Term of the Option.  The Participant shall vest in and have the right to exercise the Option with respect to the Option Shares in accordance with the vesting schedule attached hereto as Exhibit A and incorporated herein by reference thereto.

The Option (to the extent not earlier exercised) will expire in its entirety at 11:59 p.m. on the tenth annual anniversary of the Grant Date (the “Option Termination Date”), unless sooner terminated pursuant to the provisions of the Plan, including, but not limited to, Section 6.4 of the Plan.

4.

Exercise of Option.  Upon the Grant of an Option and subject to vesting and other terms and conditions hereof, the Participant may exercise the Option on one or more occasions by delivering to the Treasurer of the Company (i) a written notice (as attached hereto as Exhibit B) that sets forth the number of Option Shares that the Participant desires to purchase, and (ii) an amount equal to the full payment of the exercise price for those shares in cash (including check, bank draft, money order or authorization to disburse funds from the Participant’s Payroll Account).  The exercise of the Option in whole or in part is conditioned upon the acceptance by the Participant of the terms of this Agreement.  [If Participant's employment with the Company is terminated for any reason or upon the death or Disability of Participant, the Option shall expire on the date of such termination of employment or sixty (60) days after the occurrence of such death or Disability; provided that the Board in its sole discretion, by written notice given to Participant, may permit Participant to exercise the Option during a period ending on the earlier of 90 days after such termination of employment and the date the Option expires in accordance with its terms.]

5.

Restrictions Upon Resale.  The Option may not be exercised if the issuance of Option Shares upon such exercise would constitute a violation of applicable Federal or state securities laws or other law or valid regulation.  If the Option Shares to be issued upon exercise of the Option are not registered under the Securities Act of 1933, as amended (the "Securities Act"), the Participant, as a condition to his exercise of the Option, shall represent to the Company that the Option Shares or other securities which he acquires upon exercise of the Option are being acquired by him for his own account as an investment and not with a present view to distribution or resale (unless counsel for the Company is then of the opinion that such representation is not required under the Securities Act or applicable law, regulation or rule of any governmental agency) and the certificates representing such Option Shares shall bear a legend to such effect. Participant agrees as a condition precedent to exercise of any portion of the Option, that he shall furnish whatever documentation may be reasonably requested by the Company to ensure compliance with applicable law and the terms and conditions of this Award Agreement and the Plan.  The Participant understands and acknowledges that the Company shall have no obligation to register the Option Shares issuable hereunder under the Securities Act and applicable state securities laws.

6.

Lock-up.  The Participant agrees that, in connection with any underwritten public offering of equity securities pursuant to a registration statement filed under the Securities Act, not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of or otherwise dispose of any shares of Common Stock or other securities purchased hereunder without the prior written consent of the Company or its underwriters, for such period of time from the effective date of such registration statement as may be requested by the Company or its underwriters.

7.

No Rights as Shareholders Until Option Exercised.  Neither the Participant, nor his heirs, legal representative or guardians shall be, or shall have any of the rights and privileges of, a shareholder of the Company with respect to any Option Shares, in whole or in part, before the date that the Participant exercises the Option and the certificates for the shares are mailed to the Participant.

8.

Transferability of Option.  Pursuant to Section 6.7 of the Plan, the Option shall not be assignable or transferable by the Participant including by will or by the laws of descent and distribution.  During the life of the Participant, the Option shall be exercisable only by the Participant or by such Participant’s guardian or legal representative.

9.

Employment Not Affected.  Nothing in the Plan or this Award Agreement shall confer upon the Participant the right to continue as an employee or director, as applicable, of the Company or affect any right which the Company may have to terminate the Participant. Notwithstanding any provision to the contrary in this Agreement, upon the termination of the Participant’s position with the Company, Section 6.4 of the Plan shall govern the Participant’s rights in the Option Shares.

10.

Notice.  Any notice that must be given to the Company pursuant to this Award Agreement shall be addressed to the Company's Board of Directors, at the Company's principal place of business.  Any notice to the Participant shall be addressed to the Participant at the current address shown on the records of the Company.  Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

11.

Incorporation of Plan by Reference.  The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan.  The Committee shall interpret and construe the Plan and this document, and its interpretations and determinations shall be conclusive and binding on the Participant and the Company and any other person claiming an interest in the Option, with respect to any issue concerning the Option.  The Participant hereby acknowledges receipt of the enclosed copy of the Plan and agrees to be bound by all the terms and conditions thereof as the same may from time to time be amended, and by all determinations of the Committee thereunder.

12.

Changes in Capital Structure.  In the event of changes in capital stock structure of the Company, appropriate adjustments in the number of shares for which the Option shall be exercisable, or the exercise price, or both, shall be made, and appropriate adjustments in the required values of Company Stock shall be made, as provided in Section 4.4 of the Plan.  The grant of this Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

13.

Governing Law.  To the extent that federal laws do not otherwise control, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

[THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, this Agreement has been executed in duplicate on behalf of the Company by its duly authorized officer, and by the Participant in acceptance of the above-mentioned Option, subject to the terms and conditions of the Plan and of this Agreement.

GUARDIAN TECHNOLOGIES

INTERNATIONAL, INC.

Date:

June 18, 2004

By:

Name: Michael W. Trudank

Title: Chairman & Chief Executive Officer

PARTICIPANT:

Signed:

_________________

Print Name: _________________________

Residential Address: __________________

___________________________________

EXHIBIT A

VESTING SCHEDULE

The Option shall vest and become exercisable in accordance with the following schedule:

Number of Years From Date of Award Agreement	Percentage Exercisable
	Per Time Period	Cumulative

1	20%	20%

2	20%	40%

3	20%	60%

4	20%	80%

5	20%	100%

EXHIBIT B

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

SUBSCRIPTION FORM

TO BE EXECUTED BY PARTICIPANT

TO EXERCISE THIS OPTION

The undersigned hereby exercises the right to purchase ________ Option Shares covered by this Option according to the conditions thereof and herewith makes payment of $__________, the aggregate Option Exercise Price of such Option Shares, in full.

Date: ______________________, _________

Signature

Name:

Employee Blank Agreement.doc